                                                                    EXHIBIT 10.8

                                 AMENDED AND RESTATED
                            REGISTRATION RIGHTS AGREEMENT

    THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of this 6th day of June, 1997, among Commerce Security Bancorp, Inc., a Delaware corporation (the "Company"), and Dartmouth Capital Group, L.P., a Delaware limited partnership (the "Partnership") (collectively, the "Parties").

    WHEREAS, the Partnership and SDN Bancorp, Inc., a subsidiary of the Company ("SDN"), were parties to that certain Registration Rights Agreement dated as of September 30, 1995 (the "Registration Rights Agreement") pursuant to which SDN granted to the Partnership certain rights to require SDN to register for public distribution certain shares held by the Partnership and certain other shares of SDN common stock;

    WHEREAS, effective August 28, 1996, SDN completed a reorganization in connection with which SDN became a wholly-owned subsidiary of the Company, each outstanding share of SDN common stock was exchanged for shares of Company common stock, par value $.01 per share, and the Company became a party to the Registration Rights Agreement;

    WHEREAS, effective on June 5, 1997 the Company amended and restated its Certificate of Incorporation, whereupon all shares of Company common stock were converted into shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock");

    WHEREAS, the Company, Madison Dearborn Capital Partners II, L.P., a
Delaware limited partnership ("MDP"), Olympus Growth Fund II, L.P., a Delaware limited partnership ("Olympus I"), and Olympus Executive Fund, L.P., a Delaware limited partnership ("Olympus II" and collectively with Olympus I, "Olympus") are parties to that certain Securities Purchase Agreement dated February 13, 1997 (the "Securities Purchase Agreement") pursuant to which MDP and Olympus will acquire securities that or may be convertible, directly or indirectly, into Class B Common Stock;

    WHEREAS, it is a condition to the obligations of MDP and Olympus to purchase the securities pursuant to the Securities Purchase Agreement that the Partnership agree to amend the Registration Rights Agreement to provide that each of MDP and Olympus shall be entitled to so-called piggyback registration rights with respect to any demand registration initiated by Partnership to the same extent that MDP and Olympus may include shares of Class B Common Stock pursuant to Section 4 of that certain Registration Agreement, dated June 6, 1997, among the Company, MDP and Olympus (the "MDP/Olympus Registration Agreement");

    WHEREAS, The Shattan Group, LLC, a New York limited liability company ("Shattan") acted as placement agent for the Company in connection with the sale of the securities to MDP and Olympus and as partial compensation for such services has received a warrant to purchase shares of Class B Common Stock; and

    WHEREAS, the Parties now desire to amend and restate the Registration Rights Agreement;

    NOW THEREFORE, in consideration of the foregoing and the respective covenants and other agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree to amend and restate the Registration Rights Agreement as follows:

    1. CERTAIN DEFINITIONS. As used in this Agreement, in addition to the terms defined in the preamble, the following terms shall have the following respective meanings:

         "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Class B Common Stock of the Company, par value $.01 per share.

         "DESIGNATED SHAREHOLDER" means the Partnership, so long as it holds 2 million or more Registrable Shares, and any transferee of the Partnership of 2 million or more Registrable Shares.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may be in effect from time to time.

         "EXCHANGE SHARES" means shares of Common Stock issued in partial consideration for the exchange of one or more of the Company's Subordinated Convertible Debentures, to the extent such shares are not subject to a Registration Statement that has been declared effective by the Commission.

         "OTHER SHAREHOLDERS" means MDP, Olympus, Shattan, each Shareholder of the Company listed on SCHEDULE 1 to this Agreement, the Partnership, if it holds less than 2 million Registrable Shares, any transferee of the Partnership of less than 2 million shares and any persons or entities to whom the rights granted under this Agreement are transferred as permitted by Section 11 hereof.

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or any successor form, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "REGISTRABLE SHARES" means any Shares of Common Stock now owned or hereafter acquired by any Shareholder; PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a

    Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity not conducted in compliance with Section 11 hereof. Registrable Shares shall not include shares of Common Stock which may be sold by a Stockholder to the public immediately without registration, including shares of Common Stock which may be sold within a period of 90 days under Rule 144 (or any successor regulation thereto) promulgated under the Securities Act, unless at the time of the proposed sale such Stockholder, after the use of his best efforts, is unable to arrange for an unregistered managed block distribution of such shares by a recognized investment banking firm which specializes in such block distributions.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "SHAREHOLDERS" means all Designated Shareholders and all Other Shareholders.

    2.   DEMAND REGISTRATIONS.

         (a) Any Designated Shareholder may request that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Designated Shareholder. If such Designated Shareholder elects to distribute its Registrable Shares by means of an underwriting, it shall so advise the Company in its request. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 or Form S-2 (or any successor form), of all Registrable Shares (whether owned by a Designated Shareholder or owned by Other Shareholders requesting registration pursuant to Section 3 hereof) which the Company has been requested so to register.

         (b) The Company shall not be required to effect more than 2 registrations pursuant to paragraph (a) above; PROVIDED, HOWEVER, that a registration effected under paragraph (a) above shall not be counted for the purpose of this limitation unless the Designated Shareholder and any Other Shareholders who have requested registration pursuant to Section 3 hereof shall have succeeded in selling at least 80% of the Registrable Shares requested to be included in such registration. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company.

         (c) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Designated Shareholder may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares owned by a Designated Shareholder. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Other Shareholders. Each such Other Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of its Registrable Shares as such Other Shareholder may request in its notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

         (d) If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has fixed plans to engage within 60 days of the time of the request in a registered public offering as to which the Shareholders may include Registrable Shares pursuant to Section 4 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 18-month period.

         (e) In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         (f) In the case of any registration effected pursuant to this Section 2, the Designated Shareholder shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the Company, which approval may not be unreasonably withheld or delayed.

    3.   "PIGGYBACK" REGISTRATION -- ON REGISTRATION DEMANDED BY PARTNERSHIP.

         (a) Upon receipt of any request by a Designated Shareholder for registration of its Registrable Shares pursuant to subsection 2(a) or subsection 2(c) hereof, the Company shall promptly give written notice of such proposed registration to all Other Shareholders. In the event registration of a Designated Shareholder's Registrable Shares is proposed to be underwritten, the right of each Other Shareholder to participate shall be conditioned on such Other Shareholder's participation in such underwriting and such Other Shareholder's acceptance of the terms of the underwriting as agreed upon between the Designated Shareholder and the underwriters selected by it. Each such Other Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of its Registrable Shares as such Other Shareholder may request in such notice of election, subject (in the case of an underwritten offering) to the approval of the underwriter managing the offering.

         (b) If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Shareholders have requested to be included pursuant to this Section 3 would materially and adversely affect such public offering, then the Designated Shareholder shall be required to include in the underwriting only that number of Registrable Shares which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which Shareholders have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting PRO RATA based upon their total ownership of the aggregate number of Registrable Shares requested to be included in such registration.

    4.   "PIGGYBACK" REGISTRATION -- ON REGISTRATION AT COMPANY'S ELECTION.

         (a) If at any time the Company proposes to file a Registration Statement, on its own initiative and not pursuant to a demand made pursuant to
Section 2 hereof or under any other registration rights agreement, it will, prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder given within 30 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all (or the requested portion) of such Shareholder's Registrable Shares to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Shareholder.

         (b) In connection with any offering under this Section 4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the requesting Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

         (c) If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included pursuant to this Section 4 would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect, but in no event shall the amount of Registrable Shares included in the offering be reduced below 10% of the total amount of securities included in the offering without the consent of the Designated Shareholder. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration shall participate in the underwriting PRO RATA based upon their total ownership of the aggregate number of shares requested to be included in such registration by Shareholders and by holders granted registration rights in accordance with Section 9 (or in any other proportion as agreed upon by all holders entitled to such rights).

    5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall as expeditiously as possible:

         (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

         (b) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 120 days from the effective date;

         (c) furnish to each selling Shareholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder; and

         (d)  use its best efforts to register or qualify the Registrable
Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Shareholders; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation, execute a general consent to service of process or subject itself to taxation in any jurisdiction.

    If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.

    6.   ALLOCATION OF EXPENSES.  The Company will pay all Registration
Expenses of all registrations under this Agreement PROVIDED, HOWEVER, that if a registration is withdrawn at the request of a Designated Shareholder (other than as a result of material adverse information concerning the business or financial condition of the Company which is made known to such

Designated Shareholder after the date on which such registration was requested), the Designated Shareholder which has requested the registration shall pay the Registration Expenses of such registration incurred to date, allocable to the Shareholder's shares on a PRO RATA basis. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Shareholders, but excluding underwriting discounts and selling commissions relating to the Registrable Shares.

    7.   INDEMNIFICATION.

         (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof

         (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Shareholders hereunder shall be limited to an amount equal to the proceeds to each Shareholder of the Registrable Shares of such Shareholder sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; PROVIDED, HOWEVER, that under no circumstances will the Indemnifying Party be required under this
Section 7 to pay the expenses of more than one counsel for the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party under this
Section 7 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in the same proportion that the net proceeds from the offering (before deducting expenses) received by such Indemnifying Party bear to the total net proceeds from the offering (before deducting expenses), less the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of its indemnification obligations under this Section 7. No person guilty of fraudulent misrepresentation within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution obligations of each Indemnifying Party under this Section 7 are several and not joint.

    8. INFORMATION BY SHAREHOLDERS. Each Shareholder included in any registration shall furnish to the Company such information regarding such Shareholder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 4.

    9. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of the Designated Shareholders, if any, (which consent shall not withheld unreasonably), enter into any agreement (other than this Agreement or the MDP/Olympus Registration Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration filed under Section 2, 3 or 4.

    10.  RULE 144 REQUIREMENTS. The Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

         (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the information requirements of said Rule 144, and of the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

    11. TRANSFERS OF CERTAIN RIGHTS. The rights granted to the Designated Shareholders hereunder may be transferred by such Designated Shareholder to any transferee who acquires not less than 2 million Registrable Shares (which threshold shall be appropriately adjusted in the event of any future stock split, reverse split or similar reclassification of the Registrable Shares). The rights granted to the Shareholders hereunder may be transferred by such Shareholder to any transferee who acquires any of the Registrable Shares; PROVIDED, HOWEVER, that (a) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (b) as a condition to the transfer of the rights hereunder, the transferee shall deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Shareholders under this Agreement to the same extent as if such transferee were an initial Shareholder.

    12. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the Company at its executive offices, to the attention of the Chief Executive Officer, and to each Shareholder at its address shown in the Company's stock register.

    13. CONSTRUCTION OF AGREEMENT. Except as set forth in this Section 13, this Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding the foregoing, the Partnership acknowledges that the transfer restrictions set forth in Sections 2, 4, 5 and 6 of the Shareholder Agreement of even date herewith between the Partnership, the Company, MDP, Olympus and certain other parties named therein, shall control the Partnership's right to transfer any Registrable Shares, regardless of whether the Partnership has any registration rights with respect thereto.

    14. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Designated Shareholders, if any. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Registrable Shares, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be seemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

    15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                     [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                  COMMERCE SECURITY BANCORP, INC.


                                  By:       /s/
                                     --------------------------------------
                                     Robert P. Keller, President and Chief
                                     Executive Officer

                                  DARTMOUTH CAPITAL GROUP, L.P.

                                  By: DARTMOUTH CAPITAL GROUP, INC.


                                      By:   /s/
                                         ----------------------------------
                                         Robert P. Keller, President